CARDTRONICS ANNOUNCES FOURTH QUARTER
AND FULL-YEAR 2020 RESULTS

HOUSTON, February 23, 2021 – Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter and year ended December 31, 2020.

“During a year filled with unique challenges, our team continued to execute on our strategic priorities and evolve the business to deliver expanded solutions for our customers,” said Ed West, CEO of Cardtronics. “We secured major new partnerships with leading retailers, financial institutions, and Fintechs demonstrating the increasing importance and value of our trusted network and managed services capabilities. Through continued operational execution and technology enhancements, we generated strong free cash flows and positioned the business for long-term growth in revenues and profits.”

“We believe that 2020 is an inflection point from which Cardtronics has emerged well-positioned to gain transaction share and grow revenues and profits. Our end-to-end platform continues to drive new business opportunities with financial institutions and Fintechs, providing customized, scalable, and cost-effective cash solutions. Our proprietary solutions are designed to drive more store traffic to our leading retailers. As the fallout from the pandemic continues to unfold and the trend of bank branch transformation accelerates, many leading retail banks are reducing their physical footprints even further, making Cardtronics ideally positioned to capitalize on the changes occurring in retail consumer finance.”

“The execution of our strategy has positioned the Company well, and we are excited about our recent announcement of a definitive acquisition agreement reached with NCR. Our customers’ needs and expectations are growing and evolving, and we believe by combining our capabilities, we are better positioned to offer our customers an even broader range of financial solutions, enhanced level of services, and greater overall value,” concluded West.
Fourth Quarter 2020 Financial Highlights:
Pandemic-related restrictions continue to be dynamic and impact consumer activity and transaction levels across the Company's footprint. Adverse impacts from government-mandated lockdown restrictions for certain geographies, in particular the operations in the U.K., Canada, Germany, and Spain, accelerated during the second half of the fourth quarter. These restrictions are continuing into the first quarter of 2021, which is also typically the seasonally lowest transacting quarter of the year.
•Total revenues of $274.8 million, down 18.9% from $338.8 million in the prior year, and down 19.7% on a constant-currency basis.
•ATM operating revenues of $259.0 million, down 19.6% from $322.0 million in the prior year, and down 20.4% on a constant-currency basis.
•GAAP Net income of $9.6 million, or $0.21 per diluted share, compared to GAAP Net income of $12.6 million, or $0.28 per diluted share in the prior year.
•Adjusted Net income per diluted share of $0.64 compared to $0.70 in the prior year.
•Adjusted EBITDA of $81.4 million, up 4.2% from $78.1 million in the prior year, and up 3.2% on a constant-currency basis, positively impacted by business rate (property tax) recoveries in the U.K. of approximately $23.3 million during the fourth quarter.
•Adjusted EBITDA margin of 29.6% compared to 23.1% in the prior year.
•An increase in restricted cash and corresponding liabilities caused reported net cash provided by operating activities to be $94.1 million compared to net cash used in operating activities of $27.0 million in the prior year. Adjusted net cash provided by operating activities, which excludes the impact of restricted cash settlement activity, was $55.3 million compared to $66.1 million in the prior year.
•Adjusted free cash flow of $25.2 million compared to $31.5 million in the prior year.
•Net Debt reduction of $27.6 million during the quarter.

Recent Business Highlights:
•Added several Fintechs to the Allpoint ATM network of convenient and surcharge-free ATMs, including Ahead Financials, a LendUp Global company; Clair; and Marqeta.
•Signed new managed services agreement with First Midwest Bank to operate approximately 160 ATMs, including branch and off-premise ATMs.
•Expanded branding relationship with Citizens Bank for nearly 200 ATMs at CVS locations in the Detroit area.
•Deployed over 2,500 new ATMs in Q4, including over 1,500 in the U.S. and over 300 in South Africa.
•Enabled proprietary neotermTM software on over 20,000 ATMs by the end of 2020.

Full-Year 2020 Financial Highlights:
•Total revenues of $1.09 billion, down 18.9% from $1.35 billion in the prior year, and down 18.8% on a constant-currency basis.
•ATM operating revenues of $1.04 billion, down 18.8% from $1.28 billion in the prior year, and down 18.6% on a constant-currency basis.
•GAAP Net income of $19.1 million, or $0.42 per diluted share, compared to GAAP Net income of $48.3 million, or $1.05 per diluted share in the prior year.
•Adjusted Net income per diluted share of $1.69 compared to $2.52 in the prior year.
•Adjusted EBITDA of $263.6 million, down 14.4% from $308.0 million in the prior year, and down 14.5% on a constant-currency basis, positively impacted by business rate tax recoveries in the U.K. of approximately $35.1 million.
•Adjusted EBITDA margin of 24.1% compared to 22.8% in the prior year.
•An increase in restricted cash and corresponding liabilities caused reported net cash provided by operating activities to be $282.3 million compared to $204.7 million in the prior year. Adjusted net cash provided by operating activities, which excludes the impact of restricted cash settlement activity, was $232.8 million compared to $275.1 million in the prior year.
•Adjusted free cash flow of $141.7 million compared to $150.2 million in the prior year.
•Net Debt reduction of $101.4 million during the year.
Proposed Transaction with NCR Corporation and Upcoming Investor Communications

As previously announced on January 25, 2021, the Company entered into an acquisition agreement with NCR Corporation ("NCR") pursuant to which NCR will acquire all outstanding shares of Cardtronics for $39.00 per share in cash. The transaction, which was approved by the board of directors of both companies, is expected to close in mid-2021, subject to the satisfaction of customary closing conditions, including regulatory approvals and approvals by holders of Cardtronics' outstanding common shares. In light of the pending transaction, Cardtronics does not expect to hold quarterly earnings conference calls but does expect to issue a quarterly earnings release and to provide additional financial and business information in an earnings supplement posted on the Company's website.

See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share (may also be referred to by the Company as “Adjusted EPS”), Adjusted Net Cash Provided by Operating Activities, Adjusted Free Cash Flow, Net Debt and certain other financial measures recognized under generally accepted accounting principles in the U.S. (“U.S. GAAP” or “GAAP”) and other non-GAAP measures that are used by management on a constant-currency basis. For additional information, including reconciliations to the most directly comparable GAAP measure, see the supplemental schedules of selected financial information in this earnings release.
The Company may also refer to revenue or profit growth as being organic. When providing growth measures on an organic basis, the Company aims to exclude the estimated impact from any acquired or divested businesses that may be included or partially included in one period but not another. The Company may further adjust organic performance measures for the impacts of currency movements, in order to have a consistent performance comparison across periods for the business, excluding movements in exchange rates.
About Cardtronics (Nasdaq: CATM)
Cardtronics is the trusted leader in financial self-service, enabling cash transactions at over 285,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa. With our scale, expertise and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions. Financial services providers rely on Cardtronics to deliver superior service at their own ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics' Allpoint network, the world’s largest retail-based surcharge-free ATM network, with over 55,000 locations. As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike. Learn more about Cardtronics by visiting www.cardtronics.com and by following us on LinkedIn and Twitter.

Contact Information

Investor Relations Brad Conrad 832-308-4000 ir@cardtronics.com	Media Relations Lisa Albiston 832-308-4000 corporatecommunications@cardtronics.com

Cautionary Statement Regarding Forward-Looking Statements
This earnings release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provisions thereof. Forward-looking statements can be identified by words such as “project,” “believe,” “estimate,” “expect,” “future,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include:
•the Company’s ability to respond to business cycles, seasonality, and other outside factors such as extreme weather, natural disasters, health emergencies, including the COVID-19 outbreak, that has adversely affect our business, and may in the future have a material adverse impact on our business;

•the Company’s financial outlook and the financial outlook of the automated teller machines and multi-function financial services kiosks (collectively, “ATMs”) industry and the continued usage of cash by consumers at rates near historical patterns;
•the impact of macroeconomic conditions, including the future impacts of the COVID-19 outbreak on global economic conditions, which is highly uncertain and difficult to predict;
•the Company’s ability to respond to recent and future network and regulatory changes;
•the Company’s ability to manage cybersecurity risks and protect against cyber-attacks and manage and prevent cyber incidents, data breaches or losses, or other business disruptions;
•the Company’s ability to respond to changes implemented by networks and how they determine interchange, scheduled and potential reductions in the amount of net interchange that it receives from global and regional debit networks due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
•the Company’s ability to renew its existing merchant relationships on comparable or improved economic terms and add new merchants;
•changes in interest rates and foreign currency rates;
•the Company’s ability to successfully manage its existing international operations and to continue to expand internationally;
•the Company’s ability to manage concentration risks with and changes in the mix of key customers, merchants, vendors, and service providers;
•the Company’s ability to maintain appropriate liquidity;
•the Company’s ability to prevent thefts of cash and maintain adequate insurance;
•the Company’s ability to provide new ATM solutions to retailers and financial institutions including the demand for any such new ATM solutions as well as its ability to place additional banks’ brands on ATMs currently deployed;
•the Company’s ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future and once secured, on reasonable economic terms;
•the Company’s ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
•the Company’s ability to renew its existing third-party service provider relationships on comparable or improved economic terms;
•the Company’s ability to successfully implement and evolve its corporate strategy;
•the Company’s ability to compete successfully with new and existing competitors;
•the Company’s ability to meet the service levels required by its service level agreements with its customers;
•the additional risks the Company is exposed to in its United Kingdom (“U.K.”) cash-in-transit business;
•the Company’s ability to pursue, complete, and successfully integrate acquisitions, strategic alliances, or joint ventures;
•the impact of changes in laws, including tax laws that could adversely affect the Company’s business and profitability;
•the impact of, or uncertainty related to, the U.K.’s exit from the European Union, including any material adverse effect on the tax, tax treaty, currency, operational, legal, human, and regulatory regime and macro-economic environment to which it will be subject to as a U.K. company;
•the Company’s ability to adequately maintain and upgrade its ATM fleet to address changes in industry standards, regulations and consumer behavior patterns;
•the Company’s ability to retain its key employees and maintain good relations with its employees; and

•the Company’s ability to manage the fluctuation of its operating results, including as a result of the foregoing and other risk factors included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and those set forth from time-to-time in other filings with the Securities and Exchange Commission.

In addition, actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors related to the proposed acquisition of the Company by NCR Corporation, including, without limitation:
•statements regarding the Company’s plans to manage its business through the COVID-19 pandemic and the health and safety of its customers and employees;
•the expected impact of the COVID-19 pandemic on the Company’s operating goals and actions to manage these goals;
•expectations regarding cost and revenue synergies; expectations regarding the Company’s cash flow generation, cash reserve, liquidity, financial flexibility and impact of the COVID-19 pandemic on the Company’s employee base;
•expectations regarding the Company’s ability to capitalize on market opportunities;
•the Company’s financial outlook;
•the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business, or on the Company's operating results and business generally;
•risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction;
•the outcome of any legal proceedings related to the proposed transaction;
•the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement;
•the ability of the parties to consummate the proposed transaction on a timely basis or at all;
•the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory and shareholder approvals on the terms expected, at all or in a timely manner;
•the ability of the Company to implement its plans, forecasts and other expectations with respect to its business after the completion of the proposed transaction and realize expected benefits;
•business disruption following the proposed transaction;
•and the potential benefits of an acquisition of the Company.

For additional information regarding known material factors that could cause the Company’s actual results to differ from its projected results, see Part I. Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this document, which speak only as of the date of this earnings release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Disclosure of Non-GAAP Financial Information
In order to assist readers of our consolidated financial statements in understanding the operating results that Management uses to evaluate the business and for financial planning purposes, the Company presents the following non-GAAP measures as a complement to financial results prepared in accordance with U.S. GAAP: Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Tax Rate, Adjusted Net Income per diluted share, Adjusted Net Cash Provided by Operating Activities, Adjusted Free Cash Flow, and certain other results presented on a constant-currency basis. Management believes that the presentation of these measures and the identification of notable, non-cash, non-operating costs, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years. In addition, Management presents Net Debt as a measure of our financial condition. Management believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in the Company’s industry to provide a baseline for evaluating and comparing our operating performance, financial condition and, in the case of free cash flow, our liquidity results. Management uses these non-GAAP financial measures in managing and measuring the performance of the business, including setting and measuring incentive-based compensation for management.
The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release. In addition, the non-GAAP measures that are used by the Company are not defined in the same manner by all companies and therefore may not be comparable to other similarly titled measures of other companies.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit represents total revenues less the total cost of revenues, excluding depreciation, accretion, and amortization of intangible assets. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit by total revenues.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
EBITDA adds net interest expense, income tax expense, depreciation and accretion, amortization of deferred financing costs and note discounts, amortization of intangible assets, and certain costs not anticipated to occur in future periods to net income. Adjusted EBITDA and Adjusted EBITDA Margin exclude the items excluded from EBITDA as well as share-based compensation expense, certain other income and expense amounts, acquisition related expenses, gains or losses on disposal and impairment of assets, certain non-operating expenses (if applicable in a particular period), and includes an adjustment for noncontrolling interests. Depreciation and accretion expense and amortization of intangible assets are excluded from Adjusted EBITDA and Adjusted EBITDA margins as these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenues.
Adjusted Net Income, Adjusted Net Income per Diluted Share and Adjusted Tax Rate
Adjusted Net Income represents net income computed in accordance with U.S. GAAP, before amortization of intangible assets, deferred financing costs and note discount, gains or losses on disposal and impairment of assets, share-based compensation expense, certain other income and expense amounts, acquisition related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). The non-GAAP tax rate used to calculate Adjusted Net Income was approximately 16.3% and 18.0% for the three and twelve months ended December 31, 2020, and 22.4% and 23.1% for the three and twelve months ended December 31, 2019 respectively. The non-GAAP tax rates represent the U.S. GAAP tax rate for the period as adjusted by the estimated tax impact of the items adjusted from the measure and excluding non-recurring impacts of tax rate changes and valuation allowances. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding.
Adjusted Net Cash Provided by Operating Activities and Adjusted Free Cash Flow
Adjusted Net Cash Provided by Operating Activities is defined as cash provided by operating activities less the impact of changes in restricted cash due to the timing of payments of restricted cash liabilities.
Adjusted Free Cash Flow is defined as Adjusted Net Cash Provided by Operating Activities less payments for capital expenditures, including those financed through direct debt, but excluding acquisitions. The Adjusted Free Cash Flow measure does not take into consideration certain financing activities and other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt.
Net Debt
Net Debt represents the principal amount of current and long-term debt outstanding less cash and cash equivalents. The carrying value of current and long-term debt is reconciled to the principal amount by adding the unamortized debt issuance costs and discounts.
Constant-Currency
Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2020 and 2019
(In thousands, excluding share, per share amounts, and percentages)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	% Change	2020	2019	% Change
	(Unaudited)	(Unaudited)		(Unaudited)
Revenues:
ATM operating revenues	$259,020	$322,039	(19.6)%	$1,040,779	$1,281,106	(18.8)%
ATM product sales and other revenues	15,787	16,768	(5.9)	53,220	68,299	(22.1)
Total revenues	274,807	338,807	(18.9)	1,093,999	1,349,405	(18.9)
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets reported separately below)	143,052	207,260	(31.0)	652,906	830,359	(21.4)
Cost of ATM product sales and other revenues	12,063	13,472	(10.5)	39,745	54,620	(27.2)
Total cost of revenues	155,115	220,732	(29.7)	692,651	884,979	(21.7)
Operating expenses:
Selling, general, and administrative expenses	44,444	45,562	(2.5)	160,053	177,474	(9.8)
Restructuring expenses	2,886	1,882	53.3	9,443	8,928	5.8
Acquisition related expenses	8,836	—	n/m	8,836	—	n/m
Depreciation and accretion expense	35,864	31,032	15.6	133,210	130,676	1.9
Amortization of intangible assets	6,712	11,854	(43.4)	31,874	49,261	(35.3)
Loss on disposal and impairment of assets	2,297	8,552	(73.1)	4,144	11,653	(64.4)
Total operating expenses	101,039	98,882	2.2	347,560	377,992	(8.1)
Income from operations	18,653	19,193	(2.8)	53,788	86,434	(37.8)
Other expenses (income):
Interest expense, net	10,735	6,339	69.3	37,097	26,604	39.4
Amortization of deferred financing costs and note discount	1,935	3,448	(43.9)	12,161	13,447	(9.6)
Redemption costs for early extinguishment of debt	—	—	n/m	3,018	—	n/m
Other income, net	(8,426)	(8,950)	n/m	(18,077)	(18,404)	n/m
Total other expenses	4,244	837	407.0	34,199	21,647	58.0
Income before income taxes	14,409	18,356	(21.5)	19,589	64,787	(69.8)
Income tax expense	4,827	5,742	n/m	452	16,522	n/m
Effective tax rate	33.5%	31.3%		2.3%	25.5%
Net income	9,582	12,614	(24.0)	19,137	48,265	(60.4)
Net income (loss) attributable to noncontrolling interests	3	(6)	n/m	(7)	(9)	n/m
Net income attributable to controlling interests and available to common shareholders	$9,579	$12,620	(24.1)	$19,144	$48,274	(60.3)

Net income per common share – basic	$0.22	$0.28		$0.43	$1.06
Net income per common share – diluted	$0.21	$0.28		$0.42	$1.05

Weighted average shares outstanding – basic	44,490,234	44,619,307		44,537,467	45,514,703
Weighted average shares outstanding – diluted	45,396,522	45,288,321		45,397,494	46,015,334

Condensed Consolidated Balance Sheets
As of December 31, 2020 and December 31, 2019
(In thousands)

	December 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$174,242	$30,115
Accounts and notes receivable, net	89,867	95,795
Inventory, net	6,598	10,618
Restricted cash	137,353	87,354
Prepaid expenses, deferred costs, and other current assets	53,953	84,639
Total current assets	462,013	308,521
Property and equipment, net	429,842	461,277
Operating lease assets	60,368	76,548
Intangible assets, net	84,629	113,925
Goodwill	759,102	752,592
Deferred tax assets, net	17,382	13,159
Prepaid expenses, deferred costs, and other noncurrent assets	18,109	37,936
Total assets	$1,831,445	$1,763,958

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$5,000	$—
Current portion of other long-term liabilities	64,799	53,144
Accounts payable and accrued liabilities	406,186	381,240
Total current liabilities	475,985	434,384
Long-term liabilities:
Long-term debt	773,177	739,475
Asset retirement obligations	56,973	55,494
Deferred tax liability, net	51,484	46,878
Operating lease liabilities	56,683	69,531
Other long-term liabilities	37,727	37,870
Total liabilities	1,452,029	1,383,632
Shareholders' equity	379,416	380,326
Total liabilities and shareholders’ equity	$1,831,445	$1,763,958

Selected Balance Sheet Detail:

Current and Long-Term Debt:	December 31, 2020	December 31, 2019
	(In thousands)
	(Unaudited)
Revolving credit facility due September 2024	$—	$167,227
Term Loan Facility due June 2027 (1)	480,985	—
5.50% Senior Notes due May 2025 (2)	297,192	296,545
1.00% Convertible senior notes due December 2020 (3)	—	275,703
Total Current and Long-term Debt	778,177	739,475
Less: Current portion	(5,000)	—
Total Long-term debt	$773,177	$739,475

Reconciliation of Current and Long-Term Debt to Net Debt:	December 31, 2020	December 31, 2019
	(In thousands)
	(Unaudited)
Total Current and Long-term Debt	$778,177	$739,475
Add: Unamortized discounts and capitalized debt issuance costs	19,323	15,252
Less: Cash and cash equivalents	(174,242)	(30,115)
Net Debt	$623,258	$724,612

(1)     The Term Loan Facility due June 2027 (the "Term Loan") with a face value of $497.5 million is presented net of unamortized discounts and capitalized debt issuance costs of $16.5 million as of December 31, 2020. Mandatory payments in the next twelve months total $5.0 million and are presented in the Current portion of long-term debt line of the Company's Consolidated Balance Sheet as of December 31, 2020. The Company entered into the Term Loan in June 2020 and a portion of the proceeds were used to repay outstanding borrowings under the Company’s revolving credit facility and retire the 1.00% Convertible Senior Notes.
(2)    The 5.50% Senior Notes due May 2025 with a face value of $300.0 million are presented net of unamortized capitalized debt issuance costs of $2.8 million and $3.5 million as of December 31, 2020 and December 31, 2019, respectively.
(3)The 1.00% Convertible Senior Notes due December 2020 (the "Convertible Notes") with a face value of $287.5 million as of December 31, 2019, are presented net of unamortized discounts and capitalized debt issuance costs of $11.8 million as of December 31, 2019. During the quarter ended June 30, 2020, the Company repurchased and cancelled $171.9 million in principal amount of Convertible Notes. On November 30, 2020, the Company repaid the remaining $115.6 million outstanding principal balance.

Reconciliation of Net Income Attributable to Controlling Interests and Available to Common
Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three and Twelve Months Ended December 31, 2020 and 2019
(In thousands, excluding share and per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income attributable to controlling interests and available to common shareholders	$9,579	$12,620	$19,144	$48,274
Adjustments:
Interest expense, net	10,735	6,339	37,097	26,604
Amortization of deferred financing costs and note discount	1,935	3,448	12,161	13,447
Redemption costs for early extinguishment of debt	—	—	3,018	—
Income tax expense	4,827	5,742	452	16,522
Depreciation and accretion expense	35,864	31,032	133,210	130,676
Amortization of intangible assets	6,712	11,854	31,874	49,261
EBITDA	$69,652	$71,035	$236,956	$284,784

Add back:
Loss on disposal and impairment of assets (1)	2,297	8,552	4,144	11,653
Other income, net (2)	(8,426)	(8,950)	(18,077)	(18,404)
Noncontrolling interests (3)	17	12	59	58
Share-based compensation expense	6,121	5,595	22,264	20,962
Acquisition related expenses (4)	8,836	—	8,836	—
Restructuring expenses (5)	2,886	1,882	9,443	8,928
Adjusted EBITDA (6)	$81,383	$78,126	$263,625	$307,981
Less:
Depreciation and accretion expense (7)	35,864	31,031	133,210	130,675
Interest expense, net	10,735	6,339	37,097	26,604
Adjusted pre-tax income	34,784	40,756	93,318	150,702
Income tax expense (8)	5,670	9,130	16,817	34,877
Adjusted Net Income	$29,114	$31,626	$76,501	$115,825

Adjusted Net Income per share – basic	$0.65	$0.71	$1.72	$2.54
Adjusted Net Income per share – diluted	$0.64	$0.70	$1.69	$2.52

Weighted average shares outstanding – basic	44,490,234	44,619,307	44,537,467	45,514,703
Weighted average shares outstanding – diluted	45,396,522	45,288,321	45,397,494	46,015,334

(1) For the three and twelve months ended December 31, 2019, includes a goodwill impairment of $7.3 million on the Canada reporting unit.
(2) Includes foreign currency translation gains/losses, the revaluation of the estimated acquisition related contingent consideration, and other non-operating costs.
(3) Noncontrolling interest adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of one of the Company's Mexican subsidiaries.
(4) For the three and twelve months ended December 31, 2020, costs include investment banking, legal and professional fees and certain other administrative costs incurred in connection with the proposed acquisition of the Company.
(5) For the three and twelve months ended December 31, 2020, our restructuring expenses included costs incurred in conjunction with facility closures, workforce reductions and other related charges. For the three and twelve months ended December 31, 2019, our restructuring expenses included workforce reductions, costs incurred in conjunction with facility closures, professional fees and other related charges.

(6) The results for the three and twelve month periods ended December 31, 2020, include business rate tax recoveries of $23.3 million and $35.1 million, respectively, classified as a cost reduction within Cost of ATM operating revenues.
(7) Amounts exclude a portion of the expenses incurred by one of the Company's Mexican subsidiaries to account for the amounts allocable to the noncontrolling interest shareholders.
(8) For the three and twelve month periods ended December 31, 2020, the non-GAAP tax rates used to calculate Adjusted Net Income were 16.3% and 18.0%, respectively. For the three and twelve months ended December 31, 2019, the non-GAAP tax rates used to calculate Adjusted Net Income were 22.4% and 23.1%, respectively. These figures represent the Company’s GAAP tax rate as adjusted for the net tax effects related to the items excluded from Adjusted Net Income and excluding non-recurring impacts of tax rate changes and valuation allowances.

Reconciliation of U.S. GAAP Revenue to Constant-Currency Revenue
For the Three and Twelve Months Ended December 31, 2020 and 2019
(In thousands, excluding percentages)
(Unaudited)

Consolidated revenue:
	Three Months Ended
	December 31,
	2020			2019	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$259,020	$(2,719)	$256,301	$322,039	(19.6)%	(20.4)%
ATM product sales and other revenues	15,787	(166)	15,621	16,768	(5.9)	(6.8)
Total revenues	$274,807	$(2,885)	$271,922	$338,807	(18.9)%	(19.7)%

	Twelve Months Ended
	December 31,
	2020			2019	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$1,040,779	$2,041	$1,042,820	$1,281,106	(18.8)%	(18.6)%
ATM product sales and other revenues	53,220	180	53,400	68,299	(22.1)	(21.8)
Total revenues	$1,093,999	$2,221	$1,096,220	$1,349,405	(18.9)%	(18.8)%

Reconciliation of Gross Profit Inclusive of Depreciation, Accretion, and Amortization
of Intangible Assets to Adjusted Gross Profit
For the Three and Twelve Months Ended December 31, 2020 and 2019
(In thousands, excluding percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Total revenues	$274,807	$338,807	$1,093,999	$1,349,405
Total cost of revenues (1)	155,115	220,732	692,651	884,979
Total depreciation, accretion, and amortization of intangible assets excluded from total cost of revenues	35,547	34,088	133,115	146,385
Gross profit (inclusive of depreciation, accretion, and amortization of intangible assets)	84,145	83,987	268,233	318,041
Gross Margin (inclusive of depreciation, accretion, and amortization of intangible assets)	30.6%	24.8%	24.5%	23.6%
Total depreciation, accretion, and amortization of intangible assets excluded from gross profit	35,547	34,088	133,115	146,385
Adjusted Gross Profit (exclusive of depreciation, accretion, and amortization of intangible assets)	$119,692	$118,075	$401,348	$464,426
Adjusted Gross Margin (exclusive of depreciation, accretion, and amortization of intangible assets)	43.6%	34.9%	36.7%	34.4%

(1)The Company presents the Total cost of revenues in the Company’s Consolidated Statements of Operations exclusive of depreciation, accretion, and amortization of intangible assets.

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income
per diluted share on a Non-GAAP basis to Constant-Currency
For the Three and Twelve Months Ended December 31, 2020 and 2019
(In thousands, excluding per share amounts and percentages)
(Unaudited)

	Three Months Ended
	December 31,
	2020			2019	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$81,383	$(788)	$80,595	$78,126	4.2%	3.2%

Adjusted Net Income	$29,114	$(188)	$28,926	$31,626	(7.9)%	(8.5)%

Adjusted Net Income per share – diluted (2)	$0.64	$—	$0.64	$0.70	(8.6)%	(8.6)%

	Twelve Months Ended
	December 31,
	2020			2019	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$263,625	$(386)	$263,239	$307,981	(14.4)%	(14.5)%

Adjusted Net Income	$76,501	$(550)	$75,951	$115,825	(34.0)%	(34.4)%

Adjusted Net Income per share – diluted (2)	$1.69	$(0.02)	$1.67	$2.52	(32.9)%	(33.7)%

(1)As reported on the schedule entitled Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income. See Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.
(2)Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 45,396,522 and 45,288,321 for the three months ended December 31, 2020 and 2019, respectively, and 45,397,494 and 46,015,334 for the twelve months ended December 31, 2020 and 2019, respectively.

Reconciliation of Adjusted Net Cash Provided by Operating Activities and Adjusted Free Cash Flow
For the Three and Twelve Months Ended December 31, 2020 and 2019
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$94,148	$(27,033)	$282,349	$204,659
Restricted cash settlement activity (1)	(38,861)	93,111	(49,534)	70,482
Adjusted net cash provided by operating activities	55,287	66,078	232,815	275,141
Net cash used in investing activities, excluding acquisitions (2)	(30,048)	(34,587)	(91,142)	(124,906)
Adjusted free cash flow	$25,239	$31,491	$141,673	$150,235

(1)Restricted cash settlement activity represents the change in our restricted cash excluding the portion of the change that is attributable to foreign exchange and disclosed as part of the effect of exchange rate changes on cash, cash equivalents, and restricted cash in our Consolidated Statements of Cash Flows. Restricted cash largely consists of amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations. These amounts can fluctuate significantly period to period based on the number of days for which settlement to the merchant has not yet occurred or day of the week on which a quarter ends.

(2)Capital expenditures are primarily related to organic growth projects, including the purchase of ATMs for both new and existing ATM management agreements, technology and product development, investments in infrastructure, ongoing refreshment of ATMs and operational assets and other related type activities in the normal course of business. Additionally, capital expenditure amounts for one of our Mexican subsidiaries are reflected gross of any noncontrolling interest amounts.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.
All other trademarks are the property of their respective owners.

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